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                                                                    EXHIBIT 99.4

                                MEDIMMUNE, INC.

                               OFFER TO EXCHANGE

                        1.075 SHARES OF COMMON STOCK OF

                                MEDIMMUNE, INC.

                   FOR EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                                     AVIRON

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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
 TIME, ON JANUARY 9, 2002, UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.
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                               DECEMBER 10, 2001

To Our Clients:

Enclosed for your consideration are the Preliminary Prospectus, dated
December 10, 2001 (the "Preliminary Prospectus"), Aviron's Solicitation/Recommendation Statement on Schedule 14D-9 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Apple Merger Corp. ("Merger Subsidiary"), a Delaware corporation and a wholly-owned subsidiary of MedImmune, Inc., a Delaware corporation ("MedImmune"), to exchange
1.075 shares of MedImmune common stock, par value $.01 per share (the "MedImmune Common Shares") for each outstanding share of common stock, par value $.001 per share (the "Aviron Shares"), of Aviron, a Delaware corporation ("Aviron"). The Offer is being made in connection with the Agreement and Plan of Merger dated as of December 2, 2001 (the "Merger Agreement") among MedImmune, Merger Subsidiary and Aviron. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Merger Subsidiary will be merged with and into Aviron (the "Merger"), with Aviron surviving the Merger as a wholly owned subsidiary of MedImmune.

WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF AVIRON SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH AVIRON SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER AVIRON SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish us to tender any or all of the Aviron Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is invited to the following:

    1.  The consideration per Aviron Share is 1.075 MedImmune Common Shares.

    2.  The Offer is being made for all outstanding Aviron Shares.

    3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 9, 2002, UNLESS THE OFFER IS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.
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    4.  The Offer is subject to various conditions set forth in the Preliminary
       Prospectus, which you should review in detail.

    5. The Aviron board of directors (1) has determined that the terms of the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Aviron stockholders, (2) has approved the Merger, the Offer and the Merger Agreement and the transactions contemplated thereby and (3) recommends that Aviron stockholders accept the Offer and tender their Aviron Shares pursuant thereto.

    6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax on the cash payable to such stockholder or other payee for fractional shares pursuant to the Offer.

Except as disclosed in the Preliminary Prospectus, neither MedImmune nor Merger Subsidiary is aware of any state in which the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute.

If you wish to have us tender any or all of your Aviron Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Aviron Shares, all such Aviron Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                        INSTRUCTIONS WITH RESPECT TO THE

                                MEDIMMUNE, INC.

                               OFFER TO EXCHANGE

                          1.075 SHARES OF COMMON STOCK

                                       OF

                                MEDIMMUNE, INC.

                   FOR EACH OUTSTANDING SHARE OF COMMON STOCK

                                       OF

                                     AVIRON

    The undersigned acknowledge(s) receipt of your letter and the enclosed Preliminary Prospectus dated December 10, 2001 (the "Preliminary Prospectus") and the related Letter of Transmittal in connection with the offer by Apple Merger Corp., a Delaware corporation, to exchange 1.075 shares of MedImmune, Inc. common stock, par value $.01 per share, for each outstanding share of common stock, par value $.001 per share (the "Aviron Shares"), of Aviron, a Delaware corporation.

This will instruct you to tender the number of Aviron Shares indicated below (or if no number is indicated below, all Aviron Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number: ________________________________________________________________

Number of Aviron Shares to be Tendered:* ________________________ Shares

Dated: ________________________, 200__

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                                  Signature(s)

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                                 Print Name(s)

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                                  Address(es)

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                         Area Code and Telephone Number

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                Tax Identification or Social Security Number(s)

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*   Unless otherwise indicated, it will be assumed that all Aviron Shares held by us for your account are to be tendered.

                    PLEASE RETURN THIS FORM TO THE BROKERAGE

                         FIRM MAINTAINING YOUR ACCOUNT

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